Exhibit 10.42
Amendment to Employment Agreement between Registrant and Fred Hadeed

AMENDMENT

     THIS AMENDMENT is made as of the 11th day of December, 2002 to the Employment Agreement between Fred T. Hadeed (“Executive”) and United Therapeutics Corporation dated January 3, 2000 as amended (the “Agreement”).

     WHEREAS, the parties desire to amend the Agreement as provided below.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

     1.     Waiver of Guaranteed Annual Salary Increase. The first sentence of Section 5(a) of the Agreement is amended to delete the following language: “, in an amount not less than ten percent of the then-current Base Salary.”

     2.     Effect. No other provisions of the Agreement shall be affected by this Amendment, and all other provisions of the Agreement shall remain in full force and effect.

     In witness whereof, the parties have executed this Amendment effective as of the date first written above.

UNITED THERAPEUTICS CORPORATION

Fred T. Hadeed	Martine Rothblatt, CEO